Exhibit 99.2

2024

Year Ended
December 31, 2024

WHLR REAL ESTATE INVESTMENT TRUST

SUPPLEMENTAL FINANCIAL INFORMATION

FOOD LION
LOOMIS
WHLR
REAL ESTATE INVESTMENT TRUST

Litchfield Market Village
Pawleys Island, SC

piggly wiggly
WHLR
REAL ESTATE INVESTMENT TRUST

Ridgeland Center
Ridgeland, SC

Food Depot
WHLR
REAL ESTATE INVESTMENT TRUST

Lagrange Marketplace
Lagrange, GA

ACME
A
cdr
CEDAR REALTY TRUST

Pine Grove
Browns Mills, NJ

Cautionary Note on Forward-Looking Statements

This document contains forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor. When used in this presentation, the words "continue," "may," "approximately," "potentially," or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks include, without limitation: The use of and demand for retail space; general and economic business conditions, including the rate and other terms on which we are able to lease our properties; the loss or bankruptcy of the Company's tenants; the geographic concentration of our properties in the Mid-Atlantic, Southeast and Northeast; consumer spending and confidence trends, including those affecting the ability of individuals to spend in retail shopping centers; availability, terms and deployment of capital; substantial dilution of our common stock, par value $0.01 ("Common Stock") and steep decline in its market value resulting from the exercise by the holders of our Series D Cumulative Convertible Preferred Stock (the "Series D Preferred Stock") of their redemption rights and downward adjustment of the Conversion Price (as defined below) on our outstanding 7.00% Subordinated Convertible Notes due 2031 (the "Convertible Notes"), each of which has already occurred and is anticipated to continue; given the volatility in the trading of our Common Stock, whether we have registered and, as necessary, can continue to register sufficient shares of our Common Stock to settle redemptions of all Series D Preferred Stock tendered to us by the holders thereof; the degree and nature of our competition; changes in governmental regulations, accounting rules, tax rates and similar matters; the ability and willingness of the Company’s tenants and other third parties to satisfy their obligations under their respective contractual arrangements with the Company; the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration; the Company’s ability to re-lease its properties on the same or better terms in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant, and obligations the Company may incur in connection with the replacement of an existing tenant; litigation risks generally; the risk that shareholder litigation filed by the Company's former CEO, Daniel Khoshaba, may result in significant costs of defense, indemnification and liability, and divert management's attention away from running the Company; the Company's ability to maintain compliance with the financial and other covenants in its debt agreements and under the terms of its Series D Preferred Stock; financing risks, such as the Company’s inability to obtain new financing or

WHLR | Financial & Operating Data	2

refinancing on favorable terms as the result of market volatility or instability and increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; the impact of the Company’s leverage on operating performance; our ability to successfully execute strategic or necessary asset acquisitions and divestitures; risks related to the market for retail space generally, including reductions in consumer spending, variability in retailer demand for leased space, adverse impact of e-commerce, ongoing consolidation in the retail sector and changes in economic conditions and consumer confidence; risks endemic to real estate and the real estate industry generally; the adverse effect of any future pandemic, endemic or outbreak of infectious diseases, and mitigation efforts, including government-imposed lockdowns, to control their spread; risks to our information systems - or those of our tenants or vendors - from service interruption, misappropriation of data, breaches of security or information technology, or other cyber-related attacks; competitive risks; the Company’s ability to maintain compliance with the listing standards of the Nasdaq Capital Market ("Nasdaq"); the effects on the trading market of our Common Stock of the one-for-10 reverse stock split effected on August 17, 2023 (the "August 2023 Reverse Stock Split"), the one-for-24 reverse stock split effected on May 16, 2024 (the "May 2024 Reverse Stock Split"), the one-for-five reverse stock split effected on June 27, 2024 (the "June 2024 Reverse Stock Split"), the one-for-three reverse stock split effected on September 19, 2024 (the "September 2024 Reverse Stock Split", the one-for-two reverse stock split effected on November 18, 2024 (the "November 2024 Reverse Stock Split" and collectively with the May 2024 Reverse Stock Split, June 2024 Reverse Stock Split, September 2024 Reverse Stock Split and November 2024 Reverse Stock Split, the “2024 Reverse Stock Splits”), the one-for-four reverse stock split effected on January 27, 2025 (the "January 2025 Reverse Stock Split" and, together with the August 2023 Reverse Stock Split and the 2024 Reverse Stock Splits, the "Reverse Stock Splits") and any reverse stock splits the Company may effect in the future; damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; the risk that an uninsured loss on the Company’s properties or a loss that exceeds the limits of the Company’s insurance policies could subject the Company to lost capital or revenue on those properties; the risk that continued increases in the cost of necessary insurance could negatively impact the Company's profitability; the Company’s ability and willingness to maintain its qualification as a real estate investment trust ("REIT") in light of economic, market, legal, tax and other considerations; the ability of our operating partnership, Wheeler REIT, L.P. (the "Operating Partnership"), and each of our other partnerships and limited liability companies to be classified as partnerships or disregarded entities for federal income tax purposes; the impact of e-commerce on our tenants’ business; and the inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws.

WHLR | Financial & Operating Data	3

Glossary of Terms

Term	Definition

Adjusted FFO ("AFFO")
We believe the computation of funds from operations ("FFO") in accordance with the National Association of Real Estate Investment Trusts' ("Nareit") definition includes certain items that are not indicative of the results provided by our operating portfolio and affect the comparability of our period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, non-cash amortization on loans and acquisition costs. Therefore, in addition to FFO, management uses Adjusted FFO ("AFFO"), a non-GAAP measure, for REITs, which we define to exclude such items. Management believes that these adjustments are appropriate in determining AFFO as they are not indicative of the operating performance of our assets. In addition, we believe that AFFO is a useful supplemental measure for the investing community to use in comparing us to other REITs as many REITs provide some form of adjusted or modified FFO. However, there can be no assurance that AFFO presented by us is comparable to the adjusted or modified FFO of other REITs.

Anchor	Lease occupying 20,000 square feet or more.

Annualized Base Rent ("ABR")	Monthly base rent on occupied space as of the end of the current reporting period multiplied by twelve months, excluding the impact of tenant concessions and rent abatements.

Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA")
A widely-recognized non-GAAP financial measure that the Company believes, when considered with financial statements prepared in accordance with GAAP, is useful to investors and lenders in understanding financial performance and providing a relevant basis for comparison against other companies, including other REITs. While EBITDA should not be considered as a substitute for net income attributable to the Company’s common stockholders, net operating income, cash flow from operating activities, or other income or cash flow data prepared in accordance with GAAP, the Company believes that EBITDA may provide additional information with respect to the Company’s performance or ability to meet its future debt service requirements, capital expenditures and working capital requirements. The Company computes EBITDA by excluding interest expense, net loss attributable to noncontrolling interests, depreciation and amortization, and impairment of long-lived assets and notes receivable from income from continuing operations. The Company also presents Adjusted EBITDA, which excludes items affecting the comparability of the periods presented, including but not limited to, costs associated with acquisitions and capital related activities.

Funds from Operations ("FFO")
We use FFO, a non-GAAP measure, as an alternative measure of our operating performance, specifically as it relates to results of operations and liquidity. We compute FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999, April 2002 and December 2018). As defined by Nareit, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate-related depreciation and amortization (excluding amortization of loan origination costs), plus impairment of real estate related long-lived assets and after adjustments for unconsolidated partnerships and joint ventures. Most industry analysts and equity REITs, including us, consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company’s real estate between periods, or as compared to different companies. Management uses FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, while historically real estate values have risen or fallen with market conditions. Accordingly, we believe FFO provides a valuable alternative measurement tool to GAAP when presenting our operating results.

Gross Leasable Area ("GLA")	The total amount of leasable space in an investment property.

Ground Lease	A lease in which the tenant owns the building but not the land it is built on.

WHLR | Financial & Operating Data	4

Term	Definition

Leased Rate / % Leased	The space committed to lessee under a signed lease agreement as a percentage of gross leasable area executed through December 31, 2024.

Local Tenant	Tenant with presence in one state with 10 or less locations.

National / Regional Tenant	Tenant with presence in multiple states or single state presence with more than 10 locations.

Occupancy Rate / % Occupied	The space delivered to a tenant under a signed lease agreement as a percentage of gross leasable area through December 31, 2024.

Rent Spread:

New Rent Spread	Weighted average change over the gross value of the new lease, annualized per square foot, compared to the annualized base rent per square foot of the prior tenant.

Renewal Rent Spread	Weighted average change over the gross value of the renewed lease, annualized per square foot, compared to the annualized base rent per square foot of the prior rate.

Same-Property	Properties owned during all periods presented herein.

Same-Property Net Operating Income ("Same-Property NOI")
Same-Property net operating income ("Same-Property NOI") is a widely-used non-GAAP financial measure for REITs. The Company believes that Same-Property NOI is a useful measure of the Company's property operating performance. The Company defines Same-Property NOI as property revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because Same-Property NOI excludes general and administrative expenses, depreciation and amortization, gain or loss on sale or capital expenditures and leasing costs and impairment charges, it provides a performance measure, that when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from operating income. The Company uses Same-Property NOI to evaluate its operating performance since Same-Property NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. Properties are included in Same-Property NOI if they are owned and operated for the entirety of both periods being compared. Consistent with the capital treatment of such costs under GAAP, tenant improvements, leasing commissions and other direct leasing costs are excluded from Same-Property NOI.

The most directly comparable GAAP financial measure is consolidated operating income. Same-Property NOI should not be considered as an alternative to consolidated operating income prepared in accordance with GAAP or as a measure of liquidity. Further, Same-Property NOI is a measure for which there is no standard industry definition and, as such, it is not consistently defined or reported on among the Company's peers, and thus may not provide an adequate basis for comparison among REITs.

SOFR	Secured Overnight Financing Rate

Undeveloped Property	Vacant land without GLA.

WHLR | Financial & Operating Data	5

Company Overview
Headquartered in Virginia Beach, Virginia, Wheeler Real Estate Investment Trust, Inc. (Nasdaq: WHLR) is a fully-integrated, self-managed commercial real estate investment company focused on owning, leasing and operating income-producing retail properties with a primary focus on grocery-anchored centers. WHLR’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns. WHLR’s common stock, Series B convertible preferred stock ("Series B Preferred Stock" and, together with the Series D Preferred Stock, the "Preferred Stock"), Series D Preferred Stock, and Convertible Notes trade publicly on Nasdaq under the symbols "WHLR", "WHLRP", "WHLRD", and "WHLRL", respectively.
Cedar Realty Trust, Inc. ("CDR" or "Cedar") is a subsidiary of WHLR. CDR's 7-1/4% Series B cumulative redeemable preferred stock ("Cedar Series B Preferred Stock") and 6-1/2% Series C cumulative redeemable preferred stock ("Cedar Series C Preferred Stock") trade publicly on the New York Stock Exchange ("NYSE") under the symbols "CDRpB" and "CDRpC", respectively and represent a noncontrolling interest to WHLR.
Accordingly, the use of the word "Company" refers to WHLR and its consolidated subsidiaries, which includes Cedar, except where the context otherwise requires.

Corporate Headquarters
Wheeler Real Estate Investment Trust, Inc.
2529 Virginia Beach Boulevard Virginia Beach, VA 23452
Phone: (757) 627-9088 Toll Free: (866) 203-4864
Website: www.whlr.us

Executive Management
M. Andrew Franklin - CEO and President
Crystal Plum - CFO

Board of Directors	Board of Directors
Stefani D. Carter (Chair)	Kerry G. Campbell (Chair)
E.J. Borrack	E.J. Borrack
Robert Brady	M. Andrew Franklin
Kerry D. Campbell	Crystal Plum
Rebecca Musser	Paula Poskon
Megan Parisi	Gary Skoien
Dennis Pollack
Joseph D. Stilwell

Stock Transfer Agent and Registrar
Computershare Trust Company, N.A. 150 Royall Street, Suite 101 Canton, MA 02021 www.computershare.com

Investor Relations Representative
investorrelations@whlr.us Office: (757) 627-9088

WHLR | Financial & Operating Data	6

Financial and Portfolio Overview
All share and share-related information for all periods presented reflect the Reverse Stock Splits unless otherwise noted.

For the Three Months Ended December 31, 2024 (consolidated amounts unless otherwise noted)

Financial Results
Net income attributable to Wheeler REIT common stockholders (in 000s)	$32,037
Net income per basic shares	$173.35
Net loss per diluted shares	$(3.79)
FFO available to common stockholders and Operating Partnership (OP) unitholders (in 000s)	$45,927
FFO per common share and OP unit	$248.50
AFFO (in 000s)	$3,411
AFFO per common share and OP unit	$18.46

Assets and Leverage
Investment Properties, net of $112.2 million accumulated depreciation (in 000s)	$534,925
Cash and Cash Equivalents (in 000s)	$42,964
Total Assets (in 000s)	$653,702
Total Debt (in 000s)	$499,531
Debt to Total Assets	76.42%
Debt to Gross Asset Value	64.26%

Market Capitalization
Common shares outstanding	328,112

Ticker	Shares Outstanding at December 31, 2024	Fourth Quarter stock price range	Stock price as of December 31, 2024
WHLR	328,112	$13.20-$150.48	$13.48
WHLRP	3,357,142	$2.25-$3.74	$3.05
WHLRD	2,236,046	$21.00-$27.48	$27.14
CDRpB	1,449,609	$14.00-$16.74	$15.00
CDRpC	4,208,694	$11.14-$14.99	$14.49

Common Stock market capitalization (in 000s)	$4,423

Portfolio Summary
GLA in sq. ft.	5,308,451	2,352,528
Occupancy Rate	94.8%	86.7%
Leased Rate	94.9%	88.9%
Annualized Base Rent (in 000s)	$51,411	$22,037
Total number of leases signed or renewed	35	14
Total sq. ft. leases signed or renewed	163,867	56,606

WHLR | Financial & Operating Data | as of 12/31/2024 unless otherwise stated	7

Financial and Operating Results
For the three months ended December 31, 2024 and 2023, WHLR's net income (loss) attributable to WHLR's common stockholders for basic earnings per share was $173.35 per share and $1,585.37 per share, respectively, and for dilutive earnings per share was $(3.79) per share and $80.60 per share, respectively. For the years ended December 31, 2024 and 2023, WHLR's net loss attributable to WHLR's common stockholders was $(317.02) per share and $(13,157.97) per share, respectively.

2024 FOURTH QUARTER HIGHLIGHTS
(All comparisons are to the same prior year period unless otherwise noted)
LEASING
•The Company's real estate portfolio:
•was 92.3% occupied, a 120 basis point increase from 91.1%;
•was 93.1% leased, a 60 basis point decrease from 93.7%; and
•includes 34 properties that are 100% leased.

•WHLR Quarter-To-Date Leasing Activity
•Executed 28 lease renewals totaling 139,842 square feet at a weighted-average increase of $1.36 per square foot, representing an increase of 11.39% over in-place rental rates.
•Signed 7 new leases totaling 24,025 square feet with a weighted-average rental rate of $14.91 per square foot, representing a new rent spread of 37.76%.
•The WHLR portfolio, excluding Cedar, was:
◦94.8% occupied, a 120 basis point increase from 93.6%; and
◦94.9% leased, a 100 basis point decrease from 95.9%.

•CDR Quarter-To-Date Leasing Activity
•Executed 9 lease renewals totaling 46,630 square feet at a weighted-average increase of $3.15 per square foot, representing an increase of 22.33% over in-place rental rates.
•Signed 5 new leases totaling 9,976 square feet with a weighted-average rental rate of $31.31 per square foot, representing a new rent spread of 79.72%.
•The Cedar portfolio was:
◦86.7% occupied, a 30 basis point increase from 86.4%; and
◦88.9% leased, a 70 basis point decrease from 89.6%.

•The Company’s gross leasable area ("GLA"), which is subject to leases that expire over the next twelve months and includes month-to-month leases, decreased to approximately 7.5%, compared to 7.9%. At December 31, 2024, 47.5% of this expiring GLA is subject to renewal options (a lease expiration schedule can be found on page 23 and provides additional details on the Company's leases).

SAME-PROPERTY NET OPERATING INCOME
•Same-Property NOI increased by 4.8% or $0.7 million. Same-Property NOI was impacted by:
•$1.2 million increase in property revenue; partially offset by
•$0.4 million increase in property operating expense.

OPERATIONS
•Total revenue of $27.6 million increased by 5.3% or $1.4 million, primarily a result of:
•$1.0 million increase in tenant reimbursements;
•$0.5 million increase in other revenue; partially offset by
•$0.2 million decrease in market lease amortization.
•Total operating expenses of $18.5 million decreased by 2.7% or $0.5 million, primarily a result of:
•$0.8 million decrease in depreciation and amortization;
•$0.3 million decrease in salaries;
•$0.2 million decrease in utilities; partially offset by
•$0.4 million increase in legal fees;
•$0.2 million increase in repairs; and
•$0.2 million increase in real estate taxes.

WHLR | Financial & Operating Data | as of 12/31/2024 unless otherwise stated	8

FINANCIAL
•FFO was $45.9 million, or $248.50 per share of the Company's Common Stock and OP Units in our Operating Partnership, as compared to FFO of $21.0 million, or $2,691.84 per share.
•AFFO was $18.46 per share of the Company's Common Stock and OP Units in our Operating Partnership, as compared to $182.82 per share.

CAPITAL MARKETS
•Effected a one-for-two reverse stock split on November 18, 2024.
•Recognized a non-operating gain of $41.4 million in net changes in fair value of derivative liabilities, primarily related to the conversion rate on the Convertible Notes relative to market trade prices of the Convertible Notes and Common Stock.
•Issued 11,000 shares of its Common Stock to an unaffiliated holder in exchange for 22,000 shares of the Company's Series D Preferred Stock and 22,000 shares of the Company's Series B Preferred Stock.
•As of December 31, 2024, the conversion price for the Convertible Notes was approximately $16.88 per share of the Company’s Common Stock (approximately 1.48 shares of Common Stock for each $25.00 of principal amount of the Convertible Notes being converted).
CEDAR CAPITAL MARKETS
•Cedar repurchased and retired 714,231 shares of Cedar Series C Preferred Stock in a series of repurchase transactions, including through a "modified Dutch auction" tender offer that commenced in September 2024 (the "September 2024 Cedar Tender Offer") and expired the fourth quarter. The repurchase of the noncontrolling interests caused the recognition of $3.5 million deemed distributions.
•On December 27, 2024, the Company announced and commenced a second "modified Dutch auction" tender offer to purchase up to an aggregate amount paid of $12.5 million of shares of Cedar Series C Preferred Stock at a price of not less than $13.75 nor greater than $15.75 per share of Cedar Series C Preferred Stock, to the sellers in cash, less any applicable withholding taxes and without interest (the "December 2024 Cedar Tender Offer"). Following the expiration of the December 2024 Cedar Tender Offer on January 28, 2025, the Company accepted for purchase 645,276 shares of its Cedar Series C Preferred Stock at $15.75 per share for approximately $10.2 million. The December 2024 Cedar Tender Offer will provide future annual dividend savings of $1.0 million.

2024 YEAR-TO-DATE HIGHLIGHTS
(All comparisons to the same prior year period unless otherwise noted)
LEASING
•WHLR Year-To-Date Leasing Activity
•Executed 138 lease renewals totaling 755,437 square feet at a weighted-average increase of $0.91 per square foot, representing an increase of 8.83% over in-place rental rates.
•Signed 36 new leases totaling 162,206 square feet with a weighted-average rental rate of $13.84 per square foot, representing a new rent spread of 31.51%.
•CDR Year-To-Date Leasing Activity
•Executed 32 lease renewals totaling 213,713 square feet at a weighted-average increase of $1.50 per square foot, representing an increase of 11.28% over in-place rental rates.
•Signed 19 new leases totaling 68,747 square feet with a weighted-average rental rate of $15.92 per square foot, representing a new rent spread of 3.93%.

SAME-PROPERTY NET OPERATING INCOME
•Same-Property NOI increased by 4.9% or $2.9 million. Same-Property NOI was impacted by:
•$3.1 million increase in property revenue; partially offset by
•$0.2 million increase in property operating expense.

OPERATIONS
•Total revenue of $104.6 million increased by 2.2% or $2.2 million, primarily a result of:
•$2.7 million increase in tenant reimbursements;
•$0.7 million increase in base rent;
•$0.2 million increase in other income; partially offset by
•$1.4 million decrease in market lease amortization.
•Total operating expenses of $72.6 million decreased by 3.4% or $2.5 million, primarily a result of:
•$3.2 million decrease in depreciation and amortization;
•$0.5 million decrease in salaries;

WHLR | Financial & Operating Data | as of 12/31/2024 unless otherwise stated	9

•$0.4 million decrease in legal fees;
•$0.2 million decrease in ground rent expense due to the 2023 acquisition of a land parcel located on the Company's property; partially offset by
•$1.2 million increase in impairment charges on Oregon Avenue;
•$0.3 million increase in insurance; and
•$0.2 million increase in corporate administration.

FINANCIAL
•FFO of $3.3 million, or $46.50 per share of the Company's Common Stock and OP Units in our Operating Partnership, as compared to FFO of $12.8 million, or $5,762.35 per share.
•AFFO of $102.80 per share of the Company's Common Stock and OP Units in our Operating Partnership, as compared to $(110.96) per share.

CAPITAL MARKETS
•The Company effected one-for-24, one-for-five, one-for-three and one-for-two reverse stock splits on May 16, 2024, June 27, 2024, September 19, 2024 and November 18, 2024, respectively.
•On January 17, 2024, the Company paid down $0.6 million of the Convertible Notes through an open market purchase of 23,280 units at a total purchase price of $1.3 million. As a result of this transaction, the Company recognized a $0.7 million loss included in non-operating expenses.
•On June 28, 2024, the Company entered into a term loan agreement (the "Term Loan Agreement, 5 Properties") with Guggenheim Real Estate, LLC, for $25.5 million at a fixed rate of 6.80% with interest-only payments due monthly. Commencing on August 10, 2029, until the maturity date of July 10, 2034, monthly principal and interest payments will be made based on a 30-year amortization schedule calculated based on the principal amount as of that time. The Term Loan Agreement, 5 Properties' proceeds were used to refinance four loans, including paying $0.4 million in defeasance. The Term Loan Agreement, 5 Properties is collateralized by Cypress Shopping Center, Conyers Crossing, Chesapeake Square, Sangaree Plaza and Tri-County Plaza. As a result of the four loans refinanced, the Company was refunded $3.5 million from restricted cash.
•Recognized a non-operating loss of $8.3 million in net changes in fair value of derivative liabilities, primarily related to the conversion rate on the Convertible Notes which can only be adjusted downward based on the redemption price(s) of the Series D Preferred Stock relative to market trade prices of the Convertible Notes and Common Stock.

CEDAR CAPITAL MARKETS
•On February 29, 2024, Cedar entered into a revolving credit agreement with KeyBank National Association to draw up to $9.5 million (the "Cedar Revolving Credit Agreement"). The interest rate under the Cedar Revolving Credit Agreement was the daily SOFR, plus applicable margins of 0.10% plus 2.75%. Interest payments were due monthly, and any outstanding principal was due at maturity on February 28, 2025. The Cedar Revolving Credit Agreement was collateralized by 6 properties, consisting of Carll's Corner, Fieldstone Marketplace, Oakland Commons, Kings Plaza, Oregon Avenue and South Philadelphia, and proceeds were used for capital expenditures and tenant improvements for such properties. Upon the disposition of Kings Plaza the Cedar Revolving Credit Agreement was closed on September 12, 2024.
•In 2024, Cedar repurchased and retired 791,306 shares of Cedar Series C Preferred Stock in a series of repurchase transactions, including the September 2024 Cedar Tender Offer. The shares of Cedar Series C Preferred Stock were repurchased for an aggregate of $11.5 million at a weighted average price of $13.93 per share, representing a premium to the book value of $9.75 per share. The repurchase of the noncontrolling interests caused the recognition of $3.8 million deemed distributions and will produce future annual dividend savings of $1.3 million.

DISPOSITIONS
•On June 18, 2024, the Company entered into a settlement agreement with the City of Grove, Oklahoma, which, among other things, provided for the transfer of the Harbor Point land parcel and a one-time payment of $160 thousand to the City of Grove in exchange for a release of the Company from all increment taxes and other obligations under the Economic Development Agreement the Company had entered into with the City of Grove and the dismissal of the litigation commenced by the City of Grove against the Company.
•On June 26, 2024, the Company sold Oakland Commons, located in Bristol, Connecticut, for $6.0 million, generating a gain of $3.4 million and net proceeds of $5.7 million.

WHLR | Financial & Operating Data | as of 12/31/2024 unless otherwise stated	10

•On September 11, 2024, the Company sold Edenton Commons land parcel, located in Edenton, North Carolina, for $1.4 million, generating a gain of $0.6 million and net proceeds of $1.3 million.
•On September 12, 2024, the Company sold Kings Plaza, located in New Bedford, Massachusetts, for $14.2 million, generating a gain of $6.5 million and net proceeds of $13.7 million.
•On November 27, 2024, the Company sold Brickyard Plaza land parcel, located in Berlin, Connecticut, for $1.2 million, generating a gain of $1.0 million and net proceeds of $1.1 million.
•On December 26, 2024, the Company sold South Philadelphia retail center, located in Philadelphia, Pennsylvania, for $21 million, generating a loss of $5.4 million and net proceeds of $16.7 million.

OTHER
•The Company recognized non-operating expenses of $1.5 million, which primarily consisted of capital structure costs, including a repurchase of Convertible Notes and legal and other expenses incurred in connection with the 2024 Reverse Stock Splits, the registration of our Common Stock to issue in settlement of Series D Preferred Stock redemptions and redemptions by holders of the Series D Preferred Stock.
•On June 1, 2024, the Company subscribed for an additional investment in the amount of $0.5 million for limited partnership interests in Stilwell Activist Investments, L.P., a Delaware limited partnership ("SAI").

BALANCE SHEET
•Cash and cash equivalents totaled $43.0 million, compared to $18.4 million at December 31, 2023.
•Restricted cash totaled $17.8 million, compared to $21.4 million at December 31, 2023. The funds are held in lender reserves primarily for the purpose of tenant improvements, lease commissions, real estate taxes and insurance expenses.
•Debt totaled $499.5 million, compared to $495.6 million at December 31, 2023, the increase is a result of a
•$3.9 million increase from 2024 loan refinancing activities;
•$5.2 million draw on Cedar Revolving Credit Agreement;
•$2.5 million increase from the Timpany Plaza loan agreement draw; partially offset by
•$5.2 million payment on Cedar Revolving Credit Agreement;
•$0.7 million repurchase and conversions of Convertible Notes;
•$0.4 million payment on Cedar term loan, 10 properties related to the sale of Brickyard Plaza land parcel; and
•$1.4 million scheduled loan principal payments on debt.
•The Company's weighted average interest rate on property level debt was 5.44% with a term of 7.6 years, compared to 5.32% with a term of 8.2 years at December 31, 2023. The weighted average interest rate on all debt was 5.53% with a term of 7.5 years, compared to 5.42% with a term of 8.2 years at December 31, 2023. The increase in property debt interest was $1.6 million a result of (1) an increase of $1.1 million due to an increase in the overall average interest rate and (2) an increase of $0.5 million in the average principal debt balance. See page 19 for further details on interest expense.
•Real estate totaled $534.9 million compared to $565.1 million as of December 31, 2023.
•The Company invested $22.5 million in tenant improvements and capital expenditures into the properties.

DIVIDENDS
•Total cumulative dividends in arrears for WHLR's Series D Preferred Stock were $32.8 million or $14.67 per share as of December 31, 2024.
•During the year ended December 31, 2024, Cedar paid dividends of $10.4 million.
•On January 30, 2025, Cedar announced that Cedar's Board of Directors declared a dividend of $0.453125 and $0.406250 per share with respect to the Cedar Series B Preferred Stock and Cedar Series C Preferred Stock, respectively. The dividends were paid on February 20, 2025 to shareholders of record on February 10, 2025.

SERIES D PREFERRED STOCK - REDEMPTIONS
~~•~~At December 31, 2024 and December 31, 2023, the Company had 2,236,046 and 2,590,458 issued shares, respectively and 6,000,000 authorized shares of Series D Preferred Stock, without par value with a $25.00 liquidation preference per share, or $88.7 million and $97.1 million in aggregate liquidation value, respectively, of which $4.1 million and $0.4 million, respectively, are classified as a liability due to redemption requests received before period end.
•During the year ended December 31, 2024, the Company processed redemptions for an aggregate of 519,822 shares of Series D Preferred Stock from the holders thereof. Accordingly, the Company issued

WHLR | Financial & Operating Data | as of 12/31/2024 unless otherwise stated	11

294,083 shares of Common Stock in settlement of an aggregate redemption price of approximately $20.4 million.
•The gain on Preferred Stock retirements is a result of the fair market value of the Common Stock issued on redemptions and exchanges of the Company's Preferred Stock, in comparison to the Preferred Stock's book value. During the year ended December 31, 2024, the Company has realized a gain of $4.8 million in the aggregate, as a result of the fair market value of the Common Stock issued in these transactions being less than the book value of the Preferred Stock retired..

RELATED PARTY
•The Company performs property management and leasing services for Cedar, a subsidiary of the Company. During the year ended December 31, 2024, Cedar paid the Company $1.4 million for these services.
•Related party amounts due to WHLR from Cedar for financing and real estate taxes, management fees, leasing commissions and Cost Sharing Agreement allocations were $9.5 million and $8.1 million as of December 31, 2024 and December 31, 2023, respectively, and have been eliminated for consolidation purposes.
•As of December 31, 2024, the fair value of the Company’s SAI investment was $12.0 million, which includes $10.5 million of subscriptions. For the year ended December 31, 2024, the gain on investment securities, net was $0.8 million, net of $0.3 million in fees. This investment is presented on the line "investment securities - related party”, on the consolidated balance sheets, for more information see Note 4 in our Annual Report on Form 10-K for the period ended December 31, 2024.

SUBSEQUENT EVENTS
•The Company effected a one-for-four reverse stock split on January 27, 2025.
•The Company processed 154,578 shares of Series D Preferred Stock. Accordingly, the Company issued 568,527 shares of Common Stock in settlement of an aggregate redemption price of approximately $6.2 million.
•On January 7, 2025, the Company agreed to issue 2,000 shares of its Common Stock to one unaffiliated holder of its securities in exchange for 1,000 shares of the Company’s Series D Preferred Stock and 1,000 shares of the Company's Series B Preferred Stock.
•On January 16, 2025, the Company agreed to issue 267,800 shares of its Common Stock in the aggregate to six unaffiliated holders of the Company’s securities in exchange for a total of 82,400 shares of the Company’s Series D Preferred Stock and a total of 82,400 shares of the Company's Series B Preferred Stock.
•Subsequent to December 31, 2024, the Company moved 7 properties to held for sale and as of March 4, 2025, 6 properties were classified as held for sale and 1 property, Webster Commons, was disposed.
•On February 11, 2025, the Company sold Webster Commons, a 98,984 square foot retail center located in Webster, Massachusetts, for $14.5 million, resulting in $13.9 million in net proceeds, which includes a $9.1 million pay down of the Ceder term loan, 10 properties to release the property from collateral.
•For the February 2025 Series D Preferred Stock redemptions, the lowest price at which any Series D Preferred Stock was converted by a holder into Common Stock was approximately $7.05. Accordingly, pursuant to Section 14.02 (Optional Conversion) of the indenture governing the Convertible Notes, the conversion price for the Convertible Notes was further adjusted to approximately $3.88 per share of Common Stock (approximately 6.44 shares of Common Stock for each $25.00 of principal amount of the Convertible Notes being converted), representing a 45% discount to $7.05.
•On February 21, 2025, Cedar announced and commenced concurrent but separate offers to purchase up to an aggregate amount paid of $9.5 million of (i) up to 584,615 shares of Cedar Series C Preferred Stock for a purchase price of $16.25 per share, in cash, and (ii) up to 535,211 shares of Cedar Series B Preferred Stock for a purchase price of $17.75 per share, in cash, each less any applicable withholding taxes and without interest (the "February 2025 Cedar Tender Offers"). The February 2025 Cedar Tender Offers are intended to expire at 5:00 p.m., New York City time, on March 21, 2025, unless either offer is earlier extended or terminated.

ADDITIONAL INFORMATION
The enclosed information should be read in conjunction with the Company's filings with the Securities and Exchange Commission (the "SEC"), including, but not limited to, its quarterly and annual filings on Forms 10-Q and 10-K. These documents are or will be available upon filing via the SEC website (www.sec.gov) or through WHLR’s website at www.whlr.us.

WHLR | Financial & Operating Data | as of 12/31/2024 unless otherwise stated	12

Consolidated Balance Sheets
$ in 000s, except par value and share data

	December 31,
	2024	2023
ASSETS:
Real estate:
Land and land improvements	$138,177	$149,908
Buildings and improvements	508,957	510,812
	647,134	660,720
Less accumulated depreciation	(112,209)	(95,598)
Real estate, net	534,925	565,122

Cash and cash equivalents	42,964	18,404
Restricted cash	17,752	21,403
Receivables, net	14,692	13,126
Investment securities - related party	12,025	10,685
Above market lease intangibles, net	1,285	2,114
Operating lease right-of-use assets	9,235	9,450
Deferred costs and other assets, net	20,824	28,028
Total Assets	$653,702	$668,332

LIABILITIES:
Loans payable, net	$482,609	$477,574
Below market lease intangible, net	11,121	17,814
Derivative liabilities	11,985	3,653
Operating lease liabilities	10,128	10,329
Series D Preferred Stock redemptions	4,074	369
Accounts payable, accrued expenses and other liabilities	17,131	17,065
Total Liabilities	537,048	526,804
Commitments and contingencies
Series D Cumulative Convertible Preferred Stock	84,625	96,705
EQUITY:
Series A Preferred Stock (no par value, 4,500 shares authorized, 562 shares issued and outstanding; $0.6 million in aggregate liquidation value)	453	453
Series B Convertible Preferred Stock (no par value, 5,000,000 authorized, 3,357,142 and 3,379,142 shares issued and outstanding, respectively; $83.9 million and $84.5 million aggregate liquidation preference, respectively)	44,791	44,998
Common Stock ($0.01 par value, 200,000,000 shares authorized, 328,112 and 18,670 shares issued and outstanding, respectively)	3	—
Additional paid-in capital	276,413	258,110
Accumulated deficit	(347,029)	(324,854)
Total Stockholders’ Deficit	(25,369)	(21,293)
Noncontrolling interests	57,398	66,116
Total Equity	32,029	44,823
Total Liabilities and Equity	$653,702	$668,332

WHLR | Financial & Operating Data | as of 12/31/2024 unless otherwise stated	13

Consolidated Statements of Operations
$ in 000s, except share and per share data

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
REVENUE:
Rental revenues	$26,483	$25,594	$102,408	$100,332
Other revenues	1,110	621	2,166	1,993
Total Revenue	27,593	26,215	104,574	102,325
OPERATING EXPENSES:
Property operations	8,942	8,802	35,100	34,870
Depreciation and amortization	6,104	6,860	25,316	28,502
Impairment charges	—	—	1,195	—
Corporate general & administrative	3,494	3,386	10,982	11,750
Total Operating Expenses	18,540	19,048	72,593	75,122
(Loss) gain on disposal of properties, net	(4,416)	—	5,550	2,204
Operating Income	4,637	7,167	37,531	29,407
Interest income	204	148	460	484
Gain on investment securities, net	61	605	840	685
Interest expense	(8,568)	(8,189)	(32,602)	(32,314)
Net changes in fair value of derivative liabilities	41,442	9,739	(8,332)	3,458
Loss on conversion of Convertible Notes	(44)	—	(412)	—
Gain on Preferred Stock retirements	2,033	9,893	4,772	9,893
Other expense	(3)	(209)	(1,489)	(5,482)
Net Income Before Income Taxes	39,762	19,154	768	6,131
Income tax expense	—	—	(1)	(48)
Net Income	39,762	19,154	767	6,083
Less: Net income attributable to noncontrolling interests	2,255	2,709	10,343	10,770
Net Income (Loss) Attributable to Wheeler REIT	37,507	16,445	(9,576)	(4,687)
Preferred Stock dividends - undeclared	(2,132)	(2,322)	(8,267)	(9,262)
Deemed contribution (distribution) related to preferred stock redemption value	158	(1,746)	(552)	(15,288)
Deemed distribution related to repurchase of noncontrolling interests	(3,496)	—	(3,780)	—
Net Income (Loss) Attributable to Wheeler REIT Common Stockholders	$32,037	$12,377	$(22,175)	$(29,237)

Per common share:
Net Income (Loss) Attributable to Wheeler REIT Common Stockholders
Basic	$173.35	$1,585.37	$(317.02)	$(13,157.97)
Diluted	$(3.79)	$80.60	$(317.02)	$(13,157.97)

Weighted average number of shares:
Basic	184,815	7,807	69,948	2,222
Diluted	2,014,001	153,565	69,948	2,222

WHLR | Financial & Operating Data | as of 12/31/2024 unless otherwise stated	14

Reconciliation of Non-GAAP Measures
Same-Property Net Operating Income
$ in 000s

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023

Operating Income	$4,637	$7,167	$37,531	$29,407
Adjustments:
Loss (Gain) on disposal of properties	4,416	—	(5,550)	(2,204)
Corporate general & administrative	3,494	3,386	10,982	11,750
Impairment charges	—	—	1,195	—
Depreciation and amortization	6,104	6,860	25,316	28,502
Straight-line rents	(449)	(366)	(1,334)	(1,370)
Above (below) market lease amortization, net	(827)	(984)	(3,434)	(4,849)
Other non-property revenue	(912)	(7)	(1,043)	(137)
NOI related to non-same store property	(354)	(685)	(1,957)	(2,285)
Same-Property Net Operating Income	$16,109	$15,371	$61,706	$58,814

WHLR | Financial & Operating Data | as of 12/31/2024 unless otherwise stated	15

Reconciliation of Non-GAAP Measures (continued)
FFO and AFFO
$ in 000s, except share, unit and per share data

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Net Income	$39,762	$19,154	$767	$6,083
Depreciation and amortization of real estate assets	6,104	6,860	25,316	28,502
Impairment charges	—	—	1,195	—
Loss (Gain) on disposal of properties, net	4,416	—	(5,550)	(2,204)
FFO	50,282	26,014	21,728	32,381
Preferred stock dividends - undeclared	(2,132)	(2,322)	(8,267)	(9,262)
Dividends on noncontrolling interests preferred stock	(2,245)	(2,688)	(10,295)	(10,752)
Preferred stock accretion adjustments	22	22	87	460
FFO available to common stockholders and common unitholders	45,927	21,026	3,253	12,827
Other non-recurring and non-cash expenses (1)	—	8	368	2,051
Gain on investment securities, net	(61)	(605)	(840)	(685)
Net changes in fair value of derivative liabilities	(41,442)	(9,739)	8,332	(3,458)
Loss on conversion of Convertible Notes	44	—	412	—
Gain on Preferred Stock retirements	(2,033)	(9,893)	(4,772)	(9,893)
Straight-line rental revenue, net straight-line expense	(466)	(383)	(1,402)	(1,380)
Deferred financing cost amortization	516	503	2,673	2,860
Paid-in-kind interest	2,102	1,902	4,133	3,908
Above (below) market lease amortization, net	(827)	(984)	(3,434)	(4,849)
Recurring capital expenditures tenant improvement reserves	(349)	(407)	(1,532)	(1,628)
AFFO	$3,411	$1,428	$7,191	$(247)

Weighted Average Common Shares	184,815	7,807	69,948	2,222
Weighted Average OP Units	2	4	3	4
Total Common Shares and OP Units	184,817	7,811	69,951	2,226
FFO per Common Share and OP Common Units	$248.50	$2,691.84	$46.50	$5,762.35
AFFO per Common Share and OP Common Units	$18.46	$182.82	$102.80	$(110.96)

(1)    Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2024.

WHLR | Financial & Operating Data | as of 12/31/2024 unless otherwise stated	16

Reconciliation of Non-GAAP Measures (continued)
EBITDA
$ in 000s

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Net Income	$39,762	$19,154	$767	$6,083
Add back:
Depreciation and amortization (1)	5,277	5,876	21,882	23,653
Interest Expense (2)	8,568	8,189	32,603	32,314
Income tax expense	—	—	1	48
EBITDA	53,607	33,219	55,253	62,098
Adjustments for items affecting comparability:
Net change in FMV of derivative liabilities	(41,442)	(9,739)	8,332	(3,458)
Other non-recurring and non-cash expenses (3)	—	—	—	259
Impairment charges	—	—	1,195	—
Loss on conversion of Convertible Notes	44	—	412	—
Gain on preferred stock redemptions	(2,033)	(9,893)	(4,772)	(9,893)
Gain on investment securities, net	(61)	(605)	(840)	(685)
Loss (Gain) on disposal of properties, net	4,416	—	(5,550)	(2,204)
Adjusted EBITDA	$14,531	$12,982	$54,030	$46,117

(1)    Includes above (below) market lease amortization.
(2)    Includes loan cost amortization.
(3)    Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the period ended December 31, 2024.

WHLR | Financial & Operating Data | as of 12/31/2024 unless otherwise stated	17

Debt Summary
$ in 000s

Property/Description	Monthly Payment	Interest Rate	Maturity	December 31, 2024	December 31, 2023
Cypress Shopping Center	$34,360	4.70%	July 2024	$—	$5,769
Conyers Crossing	Interest only	4.67%	October 2025	—	5,960
Winslow Plaza	$24,295	4.82%	December 2025	4,250	4,331
Tuckernuck	$32,202	5.00%	March 2026	4,619	4,771
Chesapeake Square	$23,857	4.70%	August 2026	—	4,014
Sangaree/Tri-County	$32,329	4.78%	December 2026	—	5,990
Timpany Plaza	$79,858	7.27%	September 2028	11,527	9,060
Village of Martinsville	$89,664	4.28%	July 2029	14,313	14,755
Laburnum Square	$37,842	4.28%	September 2029	7,625	7,665
Rivergate (1)	$100,222	4.25%	September 2031	17,091	17,557
Convertible Notes	Interest only	7.00%	December 2031	30,865	31,530
Term loan, 22 properties	Interest only	4.25%	July 2032	75,000	75,000
JANAF (2)	Interest only	5.31%	July 2032	60,000	60,000
Cedar term loan, 10 properties	Interest only	5.25%	November 2032	109,571	110,000
Patuxent Crossing/Coliseum Marketplace	Interest only	6.35%	January 2033	25,000	25,000
Term loan, 12 properties	Interest only	6.19%	June 2033	61,100	61,100
Term loan, 8 properties	Interest only	6.24%	June 2033	53,070	53,070
Term loan, 5 properties	Interest only	6.80%	July 2034	25,500	—
Total Principal Balance				499,531	495,572
Unamortized deferred financing cost				(16,922)	(17,998)
Total Loans Payable, net				$482,609	$477,574

(1) In October 2026, the interest rate under this loan changes to a variable interest rate equal to the 5-year U.S. Treasury Rate plus 2.70%, with a floor of 4.25%.
(2) Collateralized by JANAF properties.

Total Debt
$ in 000s

Scheduled principal repayments and maturities by year	Amount	% Total Principal Payments and Maturities
December 31, 2025	$5,953	1.19%
December 31, 2026	6,450	1.29%
December 31, 2027	2,826	0.57%
December 31, 2028	16,115	3.23%
December 31, 2029	24,459	4.90%
Thereafter	443,728	88.82%
Total principal repayments and debt maturities	$499,531	100.00%

WHLR | Financial & Operating Data | as of 12/31/2024 unless otherwise stated	18

Debt Summary (continued)

Interest Expense
$ in 000s

	Three Months Ended December 31,		Years Ended December 31,		Three Months Ended Changes		Years Ended Changes
	2024	2023	2024	2023	Change	% Change	Change	% Change
Property debt interest - excluding Cedar debt	$4,403	$4,303	$17,118	$16,153	$100	2.3%	$965	6.0%
Convertible Notes interest (1)	1,561	1,339	4,133	3,908	222	16.6%	225	5.8%
Defeasance paid	—	—	368	1,758	—	—%	(1,390)	(79.1)%
Amortization of deferred financing costs	516	503	2,673	2,860	13	2.6%	(187)	(6.5)%
Property debt interest - Cedar	2,088	2,044	8,310	7,635	44	2.2%	675	8.8%
Total Interest Expense	$8,568	$8,189	$32,602	$32,314	$379	4.6%	$288	0.9%

(1) Includes the fair value adjustment for the paid-in-kind interest.

WHLR | Financial & Operating Data | as of 12/31/2024 unless otherwise stated	19

Property Summary

Property	Location	Number of Tenants	Total Leasable Square Feet	Percentage Leased	Percentage Occupied	Total SF Occupied	Annualized Base Rent (in 000's)	Annualized Base Rent per Occupied Sq. Foot
WHLR
Alex City Marketplace	Alexander City, AL	20	151,843	100.0%	100.0%	151,843	$1,330	$8.76
Amscot Building	Tampa, FL	1	2,500	100.0%	100.0%	2,500	83	33.00
Beaver Ruin Village	Lilburn, GA	28	74,038	92.5%	92.5%	68,448	1,287	18.80
Beaver Ruin Village II	Lilburn, GA	4	34,925	100.0%	100.0%	34,925	497	14.22
Brook Run Shopping Center	Richmond, VA	17	147,738	91.5%	91.5%	135,110	1,187	8.79
Bryan Station	Lexington, KY	9	54,277	94.5%	94.5%	51,275	612	11.94
Cardinal Plaza	Henderson, NC	10	50,000	100.0%	100.0%	50,000	519	10.39
Chesapeake Square	Onley, VA	13	108,982	90.9%	90.9%	99,006	768	7.75
Clover Plaza	Clover, SC	10	45,575	100.0%	100.0%	45,575	386	8.47
Conyers Crossing	Conyers, GA	14	170,475	100.0%	100.0%	170,475	1,023	6.00
Crockett Square	Morristown, TN	4	107,122	100.0%	100.0%	107,122	978	9.13
Cypress Shopping Center	Boiling Springs, SC	19	80,435	100.0%	100.0%	80,435	807	10.04
Darien Shopping Center	Darien, GA	1	26,001	100.0%	100.0%	26,001	140	5.38
Devine Street	Columbia, SC	1	38,464	89.1%	89.1%	34,264	180	5.25
Folly Road	Charleston, SC	5	47,794	100.0%	100.0%	47,794	737	15.43
Forrest Gallery	Tullahoma, TN	28	214,451	91.2%	91.2%	195,642	1,499	7.66
Fort Howard Shopping Center	Rincon, GA	20	113,652	100.0%	100.0%	113,652	1,312	11.55
Freeway Junction	Stockbridge, GA	17	156,834	97.6%	97.6%	152,984	1,356	8.86
Franklin Village	Kittanning, PA	24	151,821	93.9%	93.9%	142,493	1,383	9.70
Franklinton Square	Franklinton, NC	13	65,366	93.0%	93.0%	60,800	589	9.69
Georgetown	Georgetown, SC	2	29,572	100.0%	100.0%	29,572	267	9.04
Grove Park Shopping Center	Orangeburg, SC	13	93,265	94.2%	94.2%	87,851	722	8.22
Harrodsburg Marketplace	Harrodsburg, KY	8	60,048	91.0%	91.0%	54,648	466	8.53
JANAF	Norfolk, VA	111	796,624	86.4%	86.4%	688,033	9,042	13.14
Laburnum Square	Richmond, VA	20	109,405	98.2%	98.2%	107,405	1,031	9.60
Ladson Crossing	Ladson, SC	15	52,607	97.7%	97.7%	51,407	563	10.95
LaGrange Marketplace	LaGrange, GA	13	76,594	92.2%	92.2%	70,600	463	6.56
Lake Greenwood Crossing	Greenwood, SC	8	43,618	100.0%	100.0%	43,618	414	9.50
Lake Murray	Lexington, SC	5	39,218	100.0%	100.0%	39,218	364	9.28
Litchfield Market Village	Pawleys Island, SC	25	86,717	100.0%	98.6%	85,517	1,124	13.15
Lumber River Village	Lumberton, NC	11	66,781	100.0%	100.0%	66,781	519	7.77
Moncks Corner	Moncks Corner, SC	1	26,800	100.0%	100.0%	26,800	330	12.31
Nashville Commons	Nashville, NC	12	56,100	100.0%	100.0%	56,100	675	12.03
New Market Crossing	Mt. Airy, NC	13	117,076	100.0%	100.0%	117,076	1,052	8.99
Parkway Plaza	Brunswick, GA	5	52,365	84.8%	84.8%	44,385	483	10.88
Pierpont Centre	Morgantown, WV	15	111,162	98.5%	98.5%	109,437	1,099	10.05
Port Crossing	Harrisonburg, VA	8	65,365	100.0%	100.0%	65,365	866	13.25
Ridgeland	Ridgeland, SC	1	20,029	100.0%	100.0%	20,029	140	7.00
Riverbridge Shopping Center	Carrollton, GA	11	91,188	96.9%	96.9%	88,375	756	8.56
Rivergate Shopping Center	Macon, GA	24	193,960	87.5%	86.5%	167,816	2,602	15.50
Sangaree Plaza	Summerville, SC	10	66,948	100.0%	100.0%	66,948	739	11.05
Shoppes at Myrtle Park	Bluffton, SC	13	56,609	97.5%	97.5%	55,185	674	12.20
South Lake	Lexington, SC	11	44,318	100.0%	100.0%	44,318	275	6.21
South Park	Mullins, SC	4	60,734	96.9%	96.9%	58,834	401	6.82
South Square	Lancaster, SC	6	44,350	81.0%	81.0%	35,900	311	8.65
St. George Plaza	St. George, SC	9	59,174	100.0%	100.0%	59,174	470	7.95
Sunshine Plaza	Lehigh Acres, FL	22	111,189	100.0%	98.7%	109,689	1,127	10.27
Surrey Plaza	Hawkinsville, GA	3	42,680	82.0%	82.0%	35,000	222	6.35

WHLR | Financial & Operating Data | as of 12/31/2024 unless otherwise stated	20

Property Summary (continued)

Property	Location	Number of Tenants	Total Leasable Square Feet	Percentage Leased	Percentage Occupied	Total SF Occupied	Annualized Base Rent (in 000's)	Annualized Base Rent per Occupied Sq. Foot
Tampa Festival	Tampa, FL	22	141,580	100.0%	100.0%	141,580	$1,334	$9.42
Tri-County Plaza	Royston, GA	8	67,577	96.0%	96.0%	64,877	464	7.16
Tuckernuck	Richmond, VA	18	93,391	100.0%	100.0%	93,391	1,129	12.09
Twin City Commons	Batesburg-Leesville, SC	5	47,680	100.0%	100.0%	47,680	491	10.30
Village of Martinsville	Martinsville, VA	22	288,254	100.0%	100.0%	288,254	2,449	8.50
Waterway Plaza	Little River, SC	10	49,750	100.0%	100.0%	49,750	498	10.02
Westland Square	West Columbia, SC	11	62,735	85.1%	85.1%	53,360	483	9.05
Winslow Plaza	Sicklerville, NJ	18	40,695	100.0%	100.0%	40,695	693	17.03
	WHLR TOTAL	771	5,308,451	94.9%	94.8%	5,035,012	$51,411	$10.21
CDR
Brickyard Plaza	Berlin, CT	11	227,598	100.0%	100.0%	227,598	$2,100	$9.23
Carll's Corner	Bridgeton, NJ	7	116,532	36.9%	36.9%	43,012	450	10.46
Coliseum Marketplace	Hampton, VA	9	106,648	94.9%	94.9%	101,198	833	8.24
Fairview Commons	New Cumberland, PA	11	50,485	87.8%	87.8%	44,335	511	11.53
Fieldstone Marketplace	New Bedford, MA	12	193,836	79.4%	53.5%	103,664	1,053	10.15
Gold Star Plaza	Shenandoah, PA	6	71,720	97.8%	97.8%	70,120	643	9.17
Golden Triangle	Lancaster, PA	18	202,790	89.2%	89.2%	180,940	2,706	14.96
Hamburg Square	Hamburg, PA	7	102,058	100.0%	100.0%	102,058	703	6.89
Oregon Avenue (1)	Philadelphia, PA	—	—	—%	—%	—	—	—
Patuxent Crossing	California, MD	26	264,068	82.3%	82.0%	216,467	2,542	11.74
Pine Grove Plaza	Brown Mills, NJ	16	79,306	86.4%	86.4%	68,506	839	12.25
Southington Center	Southington, CT	8	155,842	92.1%	91.0%	141,870	1,031	7.27
Timpany Plaza	Gardner, MA	18	182,820	82.8%	82.8%	151,460	1,600	10.56
Trexler Mall	Trexlertown, PA	23	342,541	98.7%	98.7%	337,944	3,820	11.31
Washington Center Shoppes	Sewell, NJ	29	157,300	96.1%	96.1%	151,150	1,921	12.71
Webster Commons	Webster, MA	9	98,984	100.0%	100.0%	98,984	1,285	12.98
	CDR TOTAL	210	2,352,528	88.9%	86.7%	2,039,306	$22,037	$10.81

	COMBINED TOTAL	981	7,660,979	93.1%	92.3%	7,074,318	$73,448	$10.38

(1) Includes property where a redevelopment opportunity exists.

Undeveloped Land	Company	Location	Parcel Size (in acres)
Brook Run Properties	WHLR	Richmond, VA	2.00
Courtland Commons	WHLR	Courtland, VA	1.04
St. George Land	WHLR	St. George, SC	2.51
South Philadelphia parcels	CDR	Philadelphia, PA	4.47
Webster Commons	CDR	Webster, MA	0.55

WHLR | Financial & Operating Data | as of 12/31/2024 unless otherwise stated	21

Property Summary (continued)

MASSACHUSETTS
CONNECTICUT
PENNSYLVANIA
NEW JERSEY
MARY LAND
WEST VIRGINIA
VIRGINIA
KENTUCKY
TENNESSEE
NORTH CAROLINA
SOUTH CAROLINA
GEORGIA
ALABAMA
FLORIDA

Percentage of Portfolio ABR

Local
28%
National /
Regional
72%

Percentage of Portfolio Leased Square Feet
Local 22%
National / Regional 78%

WHLR | Financial & Operating Data | as of 12/31/2024 unless otherwise stated	22

Top Ten Tenants by Annualized Base Rent

Tenants	Category	Annualized Base Rent ($ in 000s)	% of Total Annualized Base Rent	Total Occupied Square Feet	Percent Total Leasable Square Feet	Annualized Base Rent Per Occupied Square Foot
Food Lion	Grocery	$4,280	5.86%	520,000	6.79%	$8.23
Kroger Co (1)	Grocery	2,097	2.87%	239,000	3.12%	8.77
Dollar Tree (2)	Discount Retailer	2,070	2.83%	255,000	3.33%	8.12
Planet Fitness	Gym	1,949	2.67%	205,000	2.68%	9.51
TJX Companies (3)	Discount Retailer	1,721	2.35%	195,000	2.55%	8.83
Piggly Wiggly	Grocery	1,363	1.87%	170,000	2.22%	8.02
Lowes Foods (4)	Grocery	1,223	1.67%	130,000	1.70%	9.41
Aldi (5)	Grocery	1,072	1.47%	106,000	1.38%	10.11
Kohl's	Discount Retailer	1,049	1.44%	147,000	1.92%	7.14
Lehigh Valley Health	Medical	803	1.10%	43,000	0.56%	18.67
		$17,627	24.13%	2,010,000	26.25%	$8.77

(1) Kroger 4 / Harris Teeter 1 / 3 fuel stations
(2) Dollar Tree 18 / Family Dollar 7
(3) Marshall's 4 / HomeGoods 2 / TJ Maxx 1
(4) Lowes Foods 1 / KJ's Market 2
(5) Aldi 3 / Winn Dixie 1

Lease Expiration Schedule

Lease Expiration Period	Number of Expiring Leases	Total Expiring Square Footage	% of Total Expiring Square Footage	% of Total Occupied Square Footage Expiring	Expiring Annualized Base Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent Per Occupied Square Foot
Available	—	586,661	7.66%	—%	$—	—%	$—
MTM	10	50,092	0.65%	0.71%	414	0.56%	8.26
2025	119	522,410	6.82%	7.38%	5,338	7.27%	10.22
2026	165	850,573	11.10%	12.02%	9,371	12.76%	11.02
2027	171	697,499	9.10%	9.86%	9,103	12.39%	13.05
2028	137	1,115,267	14.56%	15.77%	10,482	14.27%	9.40
2029	148	965,879	12.61%	13.65%	10,671	14.53%	11.05
2030	74	969,764	12.66%	13.71%	8,357	11.38%	8.62
2031	39	496,453	6.48%	7.02%	5,018	6.83%	10.11
2032	33	415,702	5.43%	5.88%	3,592	4.89%	8.64
2033	20	250,321	3.27%	3.54%	2,791	3.80%	11.15
2034 & thereafter	65	740,358	9.66%	10.46%	8,311	11.32%	11.23
Total	981	7,660,979	100.00%	100.00%	$73,448	100.00%	$10.38

WHLR | Financial & Operating Data | as of 12/31/2024 unless otherwise stated	23

Anchor Lease Expiration Schedule

	No Option					Option
Lease Expiration Period	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	143,691	$—	—%	$—	—	—	$—	—%	$—
Month-to-Month	1	34,264	180	6.74%	5.25	—	—	—	—%	—
2025	2	61,270	440	16.47%	7.18	5	173,884	1,219	4.27%	7.01
2026	1	20,152	97	3.63%	4.81	12	397,677	3,257	11.40%	8.19
2027	2	49,769	459	17.18%	9.22	5	149,546	1,505	5.27%	10.06
2028	1	23,876	116	4.34%	4.86	18	721,993	4,755	16.65%	6.59
2029	2	48,789	517	19.35%	10.60	13	445,476	3,428	12.00%	7.70
2030	—	—	—	—%	—	14	728,533	4,485	15.70%	6.16
2031	1	20,858	60	2.25%	2.88	7	310,715	2,833	9.92%	9.12
2032	—	—	—	—%	—	9	289,783	1,794	6.28%	6.19
2033	1	43,416	803	30.04%	18.50	4	152,484	1,142	4.00%	7.49
2034+	—	—	—	—%	—	15	557,189	4,146	14.51%	7.44
Total	11	446,085	$2,672	100.00%	$8.84	102	3,927,280	$28,564	100.00%	$7.27

Non-anchor Lease Expiration Schedule

	No Option					Option
Lease Expiration Period	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	442,970	$—	—%	$—	—	—	$—	—%	$—
Month-to-Month	9	15,828	234	1.23%	14.78	—	—	—	—%	—
2025	79	189,405	2,316	12.13%	12.23	33	97,851	1,363	5.90%	13.93
2026	101	229,003	3,164	16.57%	13.82	51	203,741	2,853	12.34%	14.00
2027	116	267,271	4,315	22.60%	16.14	48	230,913	2,824	12.22%	12.23
2028	67	163,987	2,687	14.07%	16.39	51	205,411	2,924	12.65%	14.23
2029	75	217,260	3,187	16.69%	14.67	58	254,354	3,539	15.31%	13.91
2030	21	46,190	873	4.57%	18.90	39	195,041	2,999	12.97%	15.38
2031	10	25,753	405	2.12%	15.73	21	139,127	1,720	7.44%	12.36
2032	12	35,975	501	2.62%	13.93	12	89,944	1,297	5.61%	14.42
2033	8	14,908	253	1.32%	16.97	7	39,513	593	2.57%	15.01
2034+	22	55,050	1,160	6.08%	21.07	28	128,119	3,005	12.99%	23.45
Total	520	1,703,600	$19,095	100.00%	$15.15	348	1,584,014	$23,117	100.00%	$14.59

WHLR | Financial & Operating Data | as of 12/31/2024 unless otherwise stated	24

Leasing Summary

WHLR Leasing Renewals and New Leases

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Renewals(1):
Leases renewed with rate increase (sq feet)	128,801	53,253	577,006	530,762
Leases renewed with rate decrease (sq feet)	—	—	41,985	—
Leases renewed with no rate change (sq feet)	11,041	84,796	136,446	287,530
Total leases renewed (sq feet)	139,842	138,049	755,437	818,292

Leases renewed with rate increase (count)	27	22	128	96
Leases renewed with rate decrease (count)	—	—	2	—
Leases renewed with no rate change (count)	1	4	8	17
Total leases renewed (count)	28	26	138	113

Option exercised (count)	5	8	26	26

Weighted average on rate increases (per sq foot)	$1.48	$1.72	$1.23	$0.90
Weighted average on rate decreases (per sq foot)	$—	$—	$(0.65)	$—
Weighted average rate on all renewals (per sq foot)	$1.36	$0.66	$0.91	$0.58

Weighted average change over prior rates	11.39%	5.53%	8.83%	6.46%

New Leases(1) (2):
New leases (sq feet)	24,025	56,926	162,206	209,074
New leases (count)	7	14	36	43
Weighted average rate (per sq foot)	$14.91	$11.65	$13.84	$11.87

New Rent Spread	37.76%	(1.08)%	31.51%	17.56%
(1)    Lease data presented is based on average rate per square foot over the renewed or new lease term.
(2)    The Company does not include ground leases entered into for the purposes of new lease sq feet and weighted average rate (per sq foot) on new leases.

WHLR | Financial & Operating Data | as of 12/31/2024 unless otherwise stated	25

Leasing Summary (continued)

CDR Leasing Renewals and New Leases

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Renewals(1):
Leases renewed with rate increase (sq feet)	41,230	61,361	191,280	182,111
Leases renewed with rate decrease (sq feet)	—	—	1,375	—
Leases renewed with no rate change (sq feet)	5,400	—	21,058	7,643
Total leases renewed (sq feet)	46,630	61,361	213,713	189,754

Leases renewed with rate increase (count)	8	3	28	20
Leases renewed with rate decrease (count)	—	—	1	—
Leases renewed with no rate change (count)	1	—	3	3
Total leases renewed (count)	9	3	32	23

Option exercised (count)	2	1	8	5

Weighted average on rate increases (per sq foot)	$3.57	$0.32	$1.72	$0.77
Weighted average on rate decreases (per sq foot)	$—	$—	$(7.32)	$—
Weighted average rate on all renewals (per sq foot)	$3.15	$0.32	$1.50	$0.74

Weighted average change over prior rates	22.33%	4.89%	11.28%	6.85%

New Leases(1) (2):
New leases (sq feet)	9,976	110,854	68,747	197,575
New leases (count)	5	12	19	25
Weighted average rate (per sq foot)	$31.31	$12.96	$15.92	$13.03

New Rent Spread	79.72%	(0.69)%	3.93%	12.03%
(1)    Lease data presented is based on average rate per square foot over the renewed or new lease term.
(2)    The Company does not include ground leases entered into for the purposes of new lease sq feet and weighted average rate (per sq foot) on new leases.

WHLR | Financial & Operating Data | as of 12/31/2024 unless otherwise stated	26